EXHIBIT 4.1(vii)



                                SIXTH AMENDMENT

     THIS  SIXTH  AMENDMENT  dated as of April 18, 2001 (this "Amendment") is to
                                                               ---------
the  Third  Amended  and  Restated  Credit  Agreement  (as  amended, the "Credit
                                                                          ------
Agreement")  dated  as  of  June 5, 1998 among U.S. AGGREGATES, INC., a Delaware
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corporation  (the "Company"), various financial institutions (the "Lenders") and
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BANK OF AMERICA, N.A., as agent for the Lenders (the "Agent").  Unless otherwise
                                                      -----
defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1          SECTION   AMENDMENTS.  Effective  on  (and  subject to the occurrence
                     ----------
of)  the  Sixth  Amendment  Effective  Date  (as  defined  below):

     1.1 Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions, each in its appropriate alphabetical position:

     Borrowing  Base  means,  as  of  any date of calculation, an amount, as set
     ---------------
forth on the most current Borrowing Base Certificate delivered to the Agent, for the Company and its Subsidiaries equal to (i) 75% of the Gross Amount of
Receivables  (provided  that  during  the  first  Fiscal  Quarter  of 2002, such
              --------
percentage shall be 80%) plus (ii) 50% of the Gross Amount of Inventory owned by
                         ----
the  Company and its Subsidiaries (provided that during the first Fiscal Quarter
                                   --------
of  2002,  such  percentage  shall  be  55%).

     Borrowing  Base  Certificate means a certificate, in substantially the form
     ----------------------------
of Exhibit R attached hereto and made a part hereof, setting forth the Borrowing
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Base  and  the  component  calculations  thereof.

     Borrowing  Base  Shortfall  means,  at  any  time,  the amount by which the
     --------------------------
Revolving  Outstandings  exceed  the  Revolving  Commitment Amount at such time.

     Capitalized  Interest  -  see  Section  4.2.
     ---------------------          ------------

     Cash  Collateralize  means  to  deliver cash collateral to the Agent, to be
     -------------------
held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Agent. Derivatives of such term have corresponding meanings.

     Gross  Amount  of  Inventory  means  Inventory  of  the  Company  and  its
     ----------------------------
Subsidiaries, valued at the lower of cost determined on an average manufacturing cost  basis  (determined  in  accordance  with  GAAP)  or  market  value.

     Gross  Amount  of  Receivables  means  the  outstanding  face  amount  of
     ------------------------------
Receivables  of  the Company and its Subsidiaries, determined in accordance with

GAAP.

     Inventory  shall  mean  any  and  all goods, including, without limitation,
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goods  in  transit, wheresoever located, whether now owned or hereafter acquired by the Company or any of its Subsidiaries, which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of the Company or any of its Subsidiaries, and shall include all right, title and interest of the Company or any of its Subsidiaries in any property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Company or any of its Subsidiaries.

     Receivables  means  and includes all of the Company's and its Subsidiaries'
     -----------
presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of the Company and its Subsidiaries to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper unless the same are delivered to the Agent), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     Revolving  Outstandings  means,  at  any time, the sum of (a) the aggregate
     -----------------------
principal amount of all outstanding Revolving Loans plus (b) the Stated Amount of all Letters of Credit.

     Sixth  Amendment  Effective  Date means the "Sixth Amendment Effective
     ---------------------------------
Date"  as   defined  in  the  Sixth  Amendment  to  this  Agreement dated  as of
April 18, 2001.

     2001  Subordinated  Note means the $900,000 16% Senior Subordinated Note of
     ------------------------
the Company due 2002 issued pursuant to the Note and Warrant Purchase Agreement.

     1.2 The following definitions in Section 1.1 of the Credit Agreement shall be amended and restated in their entireties to read as follows:

     Applicable  ABR  Margin  means  5.00%  per  annum.
     -----------------------

     Applicable  Eurodollar  Margin  means  6.00%  per  annum.
     ------------------------------

     EBITDA  means,  for  any period, Consolidated Net Income of the Company for
     ------
such period before accounting for Minority Interests plus, to the extent deducted in determining Consolidated Net Income, Interest Expense, income tax expense, depreciation, depletion and amortization for such period minus, to the extent reflected in determining Consolidated Net Income, any gain realized upon the sale or other disposition of property of the Company or any Subsidiary that is not sold or otherwise disposed of in the ordinary course of business plus, to the extent deducted in determining Consolidated Net Income, non-cash restructuring charges incurred in connection with business closures and asset dispositions.

     Non-Use  Fee  Rate  means  0.50%  per  annum.
     ------------------

     Subordinated  Debt  means  (1)(a) the Debt evidenced by the Lohja Note, the
     ------------------
Aldred Notes, the Jensen Note, the Cox Notes and the Vance Notes and (b) any other Debt of the Company having payment schedules and other terms, and which is subordinated to the obligations of the Company hereunder in a manner, satisfactory  to  the  Agent,  (2)  the  1996  Subordinated  Notes,  the  1998
Subordinated Notes and the 2001 Subordinated Note and (3) Subordinated Acquisition Debt.

     1.3 Section 2.1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

     2.1.1     Revolving  Loan  Commitment.
               ---------------------------
(a)  Each  Revolving  Lender  will  make  loans  to  the Company on a revolving  basis  ("Revolving  Loans"),  from  time  to time until the Revolving
                    ----------------
Termination Date in such Revolving Lender's Revolving Loan Percentage of such aggregate amounts as the Company may request from all Revolving Lenders under the Revolving Commitments and (b) the Issuing Lender agrees to issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each a "Letter of Credit"), at the request of and for the account of the
                ----------------
Company from time to time before the Revolving Termination Date and, as more fully set forth in Section 2.6, each Revolving Lender agrees to purchase a
                       ------------
participation  in  each  such  Letter of Credit; provided that (i) the Revolving
                                                 --------
Outstandings will not at any time exceed the lesser of (x) $35,000,000 and (y) the Borrowing Base and (ii) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $7,500,000. Upon the Sixth Amendment Effective Date, a portion of each Revolving Lender's Revolving Loans shall be automatically converted to a Term A Loan hereunder in an amount equal to such Revolving Lender's Revolving Loan Percentage of $47,083,109.39, and the Revolving Commitments shall be permanently reduced by the amount of Revolving Loans so converted.

     1.4 Section 3.1 of the Credit Agreement shall be amended by (i) amending and restating clause (b) thereof in its entirety as follows

     (b) each Term A Loan of such Lender shall be paid in installments, on the last Business Day of each calendar quarter and on April 15, 2002, with each such installment to be in such Lender's Term A Loan Percentage of the aggregate amount of the Term A Loans payable on such date set forth below opposite (x) April 15, 2002, with respect to the payment due on such date and (y) in the case of all other payments, the period in which the last date of each such calendar quarter occurs:

                                                                 Amount of
                          Period                            Term A Loans Payable
                          ------                            --------------------
                          6/30/01-12/31/01                                 $0.00
                          3/31/02                                  $1,987,247.22
                          April 15, 2002                           $5,961,741.66
                          6/30/02-3/31/03                          $2,203,871.99
                          6/30-03-12/31/03                         $2,637,121.53
                          3/31/04                                $49,720,230.96;

and (ii) adding the following clause (d) thereto

     (d) In addition to the foregoing, on March 31, 2002, the Company shall pay all Capitalized Interest on the Loans and all accrued but unpaid interest on such Capitalized Interest, provided that if all Loans and other obligations
                           --------
hereunder shall have been paid in full in cash, and the Commitments terminated, on or prior to such date (but only in such event), the Company need only pay to the Lenders 50% of such amount and the Lenders will be deemed to have forgiven on such date the remaining 50% of such Capitalized Interest.

     1.5 Section 4.2 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

     4.2  Interest Payment Dates; Capitalization of Interest
          --------------------------------------------------
Accrued interest on each ABR Loan shall be
payable on the last Business Day of each calendar month and at maturity, commencing with the first of such dates to occur after the date of such Loan. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan and at maturity. After maturity, accrued interest on all Loans shall be payable on demand. During the period from the Sixth Amendment Effective Date through and including March 31, 2002, all interest due on the Loans payable at any time at a rate in excess of (x) in the case of ABR Loans, the Alternate Base Rate plus 3.00% per annum and (y) in the case of Eurodollar Loans, the Eurodollar Rate (Reserve Adjusted) plus 4.00% per annum shall be capitalized and added to the unpaid principal amount thereof on the date such payment is due (all such capitalized interest, "Capitalized
                                                                 -----------
Interest").  Capitalized Interest shall be earned and become a binding
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obligation of the Company as it accrues.
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     1.6       Section 4.3 of the Credit Agreement shall be amended by deleting the language "one, two, three or six months" where they appear and inserting in lieu thereof the words "one month."

     1.7 Section 5 of the Credit Agreement shall be amended by adding the following Section 5.5 thereto:

     5.5     Refinancing Fee.  The Company hereby, and as of the Sixth Amendment
             ---------------
Effective Date, shall be obligated to pay to the Lenders a fee of $1,250,000 to be allocated ratably among the Lenders in accordance with their Total Percentages. Consistent with, but not in limitation of, the foregoing, such fee is fully earned on the Sixth Amendment Effective Date, but shall be payable on March 31, 2002; provided, however, that (x) if the Loans and other obligations
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under the Credit Agreement have been paid in full in cash and all Commitments of the Lenders under the Credit Agreement have terminated on or prior to March 31, 2002 (but only in such event), such fee shall be forgiven entirely and thus, shall no longer be due and owing and (y) if the Company has a binding commitment in place as of March 31, 2002 to refinance in full the Loans and other obligations under the Loan Documents by June 30, 2002, then the Company shall pay the entire fee to the Agent on or before March 31, 2002, with the Agent to distribute $750,000 of such fee ratably to the Lenders on March 31, 2002 and to place the remaining $500,000 of such fee in escrow on such date. Such $500,000 balance shall be returned to the Company on the date on which such refinancing (and the concomitant payment in full of the Loans and other obligations under the Credit Agreement) occurs so long as such payment in full in cash occurs on or before June 30, 2002 (it being understood that if such payment does not occur by such date, such escrowed amount shall be released from escrow and paid to the Lenders).

     1.8 Section 6.1.1 of the Credit Agreement shall be amended by amending clauses (b) and (c) thereof in their entireties to read as follows:

     (b)     [intentionally left blank].

     (c)     [intentionally left blank].

     1.9 Section 6.2.1(a) of the Credit Agreement shall be amended by (i) deleting clause (iv) of such Section and inserting the following in lieu thereof

     (iv) Concurrently with the receipt of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (including a Public Offering, but excluding (w) any infusion of equity capital in an amount not exceeding $2,000,000 into the Company by GTCR or its Affiliates to satisfy the condition subsequent set forth in Section 5.9 of the Sixth Amendment to this Agreement dated as of April 18, 2001, (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program, (y) equity contributions from GTCR or its Affiliates to fund Permitted Acquisitions or to fund payments required by the Harris Note Documents and (z) any issuance of capital stock by a Subsidiary to the Company or another Subsidiary), in an amount equal to (1) such Net Cash Proceeds times
(2) 0.50.

and (ii) deleting the last three sentences of such section and inserting the following paragraph in lieu thereof

     All Designated Proceeds of Mandatory Prepayment Events shall be applied to the Loans as follows: (1) effective the Sixth Amendment Effective Date, as to any Designated Proceeds of any Mandatory Prepayment Event described in clause
                                                                       ------
(i), (ii) or (iii) above, pro rata to the Term A Loans, Term B Loans and
  -  ----    -----
Revolving Loans (without any reduction in the Revolving Commitments), with application to the remaining installments of each of the Term A Loans and Term B Loans on a pro rata basis (provided that, for the period from and after the
                           --------
Sixth Amendment Effective Date, no more than $10,700,000 of such Designated Proceeds may be applied to the Revolving Loans, and any Designated Proceeds that would, but for this proviso, be applied to the Revolving Loans shall be
                         -------
instead applied pro rata to the Term A Loans and Term B Loans) and (2) in the case of all other Designated Proceeds, to the prepayment of the Term Loans pro
                                                                           ---
rata among the Term A Loans and Term B Loans, with application to the remaining
 ---
installments of each on a pro rata basis; provided that, in the case of any
                                          --------
Mandatory Prepayment Event described in clause (i), (ii) or (iii) above, the
                                        ----------  ----    -----
Designated Proceeds of such Mandatory Prepayment Event shall be applied first to prepay the Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit to the extent necessary to eliminate any Borrowing Base Shortfall caused by such Mandatory Prepayment Event (and, after such application, the remaining Designated Proceeds shall be applied as set forth in clause (1) of this
                                                     ----------
sentence).

     1.10 Section 6.2.1 of the Credit Agreement shall be amended by deleting clause (b) of such Section and inserting the following in lieu thereof:

     (b) If on any day the Revolving Outstandings exceed the Borrowing Base, the Company shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

     (c) If on any day on which the Revolving Commitments are reduced pursuant to Section 6.1.2 any Borrowing Base Shortfall exists, the Company shall
            -------------
immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such Borrowing Base Shortfall.

     1.11 Section 9.22 of the Credit Agreement shall be amended by deleting the words "the 1996 Subordinated Notes and the 1998 Subordinated Notes" in each place they appear in such Section and inserting in lieu thereof the words "the 1996 Subordinated Notes, the 1998 Subordinated Notes and the 2001 Subordinated Note."

     1.12 Section 10.1 of the Credit Agreement shall be amended by (i) amending and restating Section 10.1.13 thereof to read in its entirety as follows

     10.1.13  Cash Flow Forecasts. As soon as practicable and in any event
              -------------------
within five Business Days following the end of each week, (i) a rolling twenty-six week cash flow forecast for each of (a) the Company and its Subsidiaries, (b) Western Aggregates Holding Company and its Subsidiaries and
(c) SRM Aggregates, Inc. and its Subsidiaries, in each case on a consolidated basis in reasonable detail (setting out the first thirteen weeks of such forecast in weekly detail and the second thirteen weeks of such forecast in monthly detail) and (ii) a report comparing the actual cash flow of each of (a) the Company and its Subsidiaries, (b) Western Aggregates Holding Company and its Subsidiaries and (c) SRM Aggregates, Inc. and its Subsidiaries, in each case for such week on a consolidated basis to the cash flow forecast for such week delivered to the Agent pursuant to clause (i) of this Section 10.1.13, together
                                   ----------         ---------------
with an explanation in reasonable detail of any variance and a certification from the Chief Financial Officer or the Treasurer of the Company as to the accuracy of all actual receipts and disbursements set forth therein.

and (ii) adding the following as Sections 10.1.14 and 10.1.15

     10.1.14  Borrowing Base Certificates.
              ---------------------------
Within ten Business Days of the end of each month, a Borrowing
Base Certificate dated as of the end of such month and executed by the Chief Financial Officer of the Company on behalf of the Company (provided that, at any
                                                           --------
time an Event of Default exists, the Agent may require the Company to deliver Borrowing Base Certificates more frequently).

     10.1.15 Revised Budget/Plan.  Not later
             -------------------
than 60 days after the Sixth Amendment Effective Date, a revised cash budget, in form and substance satisfactory to the Agent, for the business operation of the Company for the period from the Sixth Amendment Effective Date through March 31, 2002 prepared by (or by the Company with assistance from) E&Y Capital Advisors, L.L.C.; and participate in a conference call with the Lenders and the Agent at least once every two weeks after the Sixth Amendment Effective Date to discuss the operational results of the Company and its Subsidiaries and the Company's cash budget.

     1.13 Section 10.6 of the Credit Agreement shall be amended to read in its entirety as follows:

     10.6.1   Interest Coverage Ratio.  Not permit the Interest Coverage Ratio
              -----------------------
for any Computation Period (commencing with the Computation Period ending June 30, 2002) to be less than 3.00:1.

     10.6.2  Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage
             ---------------------------
Ratio as of the last day of any Computation Period (commencing with the Computation Period ending June 30, 2002) to be less than 1.10:1.

     10.6.3  Leverage Ratio.  Not permit the Leverage Ratio as of the last day
             --------------
of any Computation Period (commencing with the Computation Period ending June 30, 2002) to be greater than 3.00:1.

     10.6.4 Minimum EBITDA.  Not permit EBITDA for the period from April 1, 2001
            --------------
through any date set forth below to be less than the amount set forth below opposite such date:

          Date                              Amount
          ----                              ------
          June 30, 2001                      $5,500,000
          September 30, 2001                 $12,500,000
          December 31, 2001                  $15,500,000
          March 30, 2002                     $16,500,000.

     1.14 Section 10.8 of the Credit Agreement shall be amended by (i) deleting the words "the 1996 Subordinated Notes and the 1998 Subordinated Notes" where they appear in clause (v) of such Section and inserting in lieu thereof the words "the 1996 Subordinated Notes, the 1998 Subordinated Notes and the 2001 Subordinated Note", (ii) deleting the word "and" where it appears immediately prior to clause romanette (x) thereof and (iii) inserting the following at the end of such Section "; and (xi) Subordinated Debt owing by the Company to GTCR."

     1.15 Section 10.11 of the Credit Agreement shall be amended by (i) deleting the words "and interest" where they appear in clause (vi) of such Section, (ii) deleting the words "and may make scheduled payments of interest on the 1998 Subordinated Notes subject to the subordination provisions governing such Subordinated Debt" where they appear in clause (vi) of such Section and
(iii) adding the following as the second paragraph of such Section:

     Furthermore, (x) during the period from the Sixth Amendment Effective Date through and including the first anniversary thereof, the Company may not make cash interest payments on the 1996 Subordinated Notes, the 1998 Subordinated Notes or the 2001 Subordinated Note and (y) from and after the first anniversary of the Sixth Amendment Effective Date, the Company may not make cash interest payments on the 1996 Subordinated Notes, the 1998 Subordinated Notes or the 2001 Subordinated Note in excess of 14% per annum on the outstanding principal amount
                                   ---------
thereof (as compounded from time to time pursuant to the 1996 Subordinated Notes, the 1998 Subordinated Notes and the 2001 Subordinated Note, respectively, as in effect on the date hereof); provided that the Company may not make any
                                  --------
payment of interest on the 1996 Subordinated Notes, the 1998 Subordinated Notes or the 2001 Subordinated Note in contravention of the subordination provisions governing such notes.

     1.16 Section 10.12 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

     10.12  Capital Expenditures, etc.  Not, and not permit any Subsidiary to,
            -------------------------
make or commit to make any Capital Expenditure in any Fiscal Year, except Capital Expenditures which do not in the aggregate exceed the Maximum Capital Expenditure Amount. For purposes of this Section, "Maximum Capital Expenditure Amount" means (x) with respect to Fiscal Year 2001, $15,000,000 (less amounts attributable to assets sold or disposed of by the Company and its Subsidiaries as shown on the Capital Expenditure Schedule delivered to the Agent and the Lenders by the Company prior to the Sixth Amendment Effective Date) and (y) with respect to any succeeding Fiscal Year, $10,000,000.

     1.17 Section 10 of the Credit Agreement shall be amended by (i) redesignating the Section 10.29 added in the Fifth Amendment to the Credit Agreement as Section 10.30 and (ii) adding the following Section 10.31:

     10.31  Blocked Accounts.  Not later than 45 days after the
            ----------------
Sixth Amendment Effective Date, the Company shall, and shall cause each Subsidiary to, put in place blocked account agreements, in form and substance satisfactory to the Agent, with respect to all cash receiving and disbursement accounts of the Company and its Subsidiaries, whereby the Agent is granted a Lien in such accounts and all cash and other items therein.

     1.18 Section 12.1.5 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

     12.1.5  Non-Compliance with Provisions of this Agreement.  Failure by the
             ------------------------------------------------
Company to comply with or to perform any covenant set forth in Section
                                                               -------
10.1.5(a), 10.2(b), 10.5, 10.6.1, 10.6.2, 10.6.3, 10.6.4, 10.7, 10.9, 10.11,
---------  -------  ----  ------  ------  ------  ------  ----  ----  -----
10.12, 10.14, 10.18 through 10.23, 10.27, 10.29, 10.30 or 10.31; failure by the
-----  -----  -----         -----  -----  -----  -----    -----
Company to comply with or to perform any covenant set forth in Section 10.8,
                                                               ------------
10.10, 10.13, 10.25 or 10.26 and continuance of such failure for 10 days; or
-----  -----  -----    -----
failure by the Company to comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this Section 12) and continuance of such failure for 30 days.
                   ----------

     1.19     Exhibit R hereto shall be added to the Credit Agreement as Exhibit
              ---------
R thereto.

     1.20     Schedule 1.1A to the Credit Agreement is hereby deleted.

     SECTION 2  WAIVERS.  Effective on (and subject to the occurrence of) the
                -------
Sixth Amendment Effective Date, the Required Lenders hereby waive any Event of Default caused by the Company's noncompliance with Sections 10.6.1, 10.6.2 and
10.6.3 of the Credit Agreement, in each case for the Fiscal Quarter ended December 31, 2000, Section 10.6.4 of the Credit Agreement for any period prior to the date hereof, Section 10.1.2(i) of the Credit Agreement with respect to the months of December 2000 and January 2001, Section 10.29(a) of the Credit Agreement for any period prior to the date hereof, Section 10.1.2(ii) with respect to the Fiscal Quarter ended December 31, 2000 and Section 10.1.13 for the weeks ended March 11, 2001 and March 18, 2001.

     SECTION 3  REPRESENTATIONS AND WARRANTIES. The Company represents and
                ------------------------------
warrants to the Agent and the Lenders that (a) the representations and warranties made in Section 9 (excluding Sections 9.6 and 9.8) of the Credit Agreement are true and correct on and as of the Sixth Amendment Effective Date with the same effect as if made on and as of the Sixth Amendment Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date); (b) except as waived hereby, no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Effective Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") (i)
                                                 ------------------------
are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any provision of any law, rule or regulation or any order, decree, judgment or award which is binding on the Company or any Guarantor or any of their respective Subsidiaries or of any provision of the certificate of incorporation or bylaws or other organizational documents of the Company or of any agreement, indenture, instrument or other document which is binding on the Company or any Guarantor or any of their respective Subsidiaries; (e) the Amended Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability; (f) the obligation of the Company and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents is absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations; and (g) set forth on Schedule I hereto is a complete and accurate
                                  ----------
list, as of the Sixth Amendment Effective Date, of the correct legal name and the jurisdiction of organization of each Subsidiary.

     SECTION 4  EFFECTIVENESS.  The amendments set forth in Section 1 above and
                -------------                               ---------
the waivers set forth in Section 2 above shall become effective as of the date
                         ---------
hereof on such date (the "Sixth Amendment Effective Date") when the Agent shall
                          ------------------------------
have received (a) a counterpart of this Amendment executed by the Company, the Required Revolving Lenders, the Required Term A Lenders and the Required Term B Lenders and Lenders holding a Total Percentage of at least 66-2/3% (or, in the case of any party other than the Company from which the Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party), (b) for the account of each Lender that has executed and delivered a counterpart hereof to counsel for the Agent by 5:00 p.m. (Chicago time) on April 18, 2001, an amendment fee in an amount equal to 0.25% of such Lender's Revolving Commitment plus the Term Loans of such Lender outstanding on the Sixth Amendment Effective Date, (c) evidence satisfactory to the Agent that the Note and Warrant Purchase Agreement shall have been amended in form and substance satisfactory to the Agent and that all events of default thereunder shall have been waived and that the holders of the 1996 Subordinated Notes and the 1998 Subordinated Notes have agreed to defer the payment of cash interest for the period from the Sixth Amendment Effective Date to the first anniversary of the Sixth Amendment Effective Date, (d) evidence satisfactory to the Agent that (x) GTCR shall have submitted a capital call to its investors requiring such investors to provide not less than $2,000,000 to GTCR and (y) GTCR shall have committed to have invested the proceeds of such capital call in the Company in the form of equity or Subordinated Debt not later than 10 days after the Sixth Amendment Effective Date and (e) each of the following documents, each in form and substance satisfactory to the Agent:

     4.1     Reaffirmation.  Counterparts of the Reaffirmation of Loan
             -------------
Documents, substantially in the form of Exhibit A, executed by the Company, each Guarantor and each Pledgor.

     4.2      Resolutions.  Certified copies of
              -----------
resolutions of the Board of Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Amendment, the Amended Credit Agreement and each other Loan Document contemplated by this Amendment to which the Company is a party.

     4.3     Incumbency and Signature Certificates.
             -------------------------------------
A certificate of the Secretary or an Assistant
Secretary of the Company, certifying the names of the officer or officers of the Company authorized to sign this Amendment and the other Loan Documents contemplated hereby to which the Company is a party, together with a sample of the true signature of each such officer.

     4.4     Perfection Certificate, etc.  A Perfection Certificate in the form
             ----------------------------
of Exhibit B from the Company and each Subsidiary, and each of the Company and each Subsidiary shall have taken all steps (including the execution of financing statements and the payment of all recording taxes) requested by the Agent to perfect its Liens on the collateral of the Company and its Subsidiaries.

     4.5     Financial Information.  The information required by Section
             ---------------------
10.1.2(ii) with respect to the Fiscal Quarter ended December 31, 2000.

     4.6     Borrowing Base Certificate.  A Borrowing Base Certificate (as of
             --------------------------
March 31, 2001) in the form of Exhibit R hereto dated as of the Sixth Amendment Effective Date.

     4.7     Other Documents.  Such other documents as the Agent or any Lender
             ---------------
may reasonably request.

     SECTION 5  MISCELLANEOUS.
                -------------

     5.1     Continuing Effectiveness, etc.  As herein amended, the Credit
             ------------------------------
Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Sixth Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement. The waivers contained in Section 2 hereof are limited
                                                    ---------
strictly to their terms and shall not apply to non-compliance with any other term of any Loan Document.

     5.2     Counterparts.  This Amendment may be executed in any number of
             ------------
counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     5.3     Expenses.  The Company agrees to pay the reasonable costs and
             --------
expenses of the Agent (including reasonable fees and disbursements of counsel, including, without duplication, the allocable costs of internal legal services and all disbursements of internal legal counsel and the reasonable fees of PricewaterhouseCoopers, L.L.P. ("PwC"), which shall continue to be retained as
                                 ---
financial advisor to the Agent) in connection with the preparation, execution and delivery of this Amendment and the ongoing work being done by PwC in connection with the workout of the Company's Debt.

     5.4     Governing Law.  This Amendment shall be a contract made under and
             -------------
governed by the laws of the State of Illinois applicable to contracts made and to be wholly performed within the State of Illinois.

     5.5     Successors and Assigns.  This Amendment shall be binding upon the
             ----------------------
Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent.

     5.6     Fees.  The fees referred to in Section 4(b) hereof are not subject
             ----                           ------------
to Section 7.5 of the Credit Agreement.

     5.7     Termination of Fee Letter Obligation.  Effective the Sixth
             ------------------------------------
Amendment Effective Date, the Agent and the undersigned Lenders agree that the obligation of the Company to pay the fees specified in the third paragraph of the November 13, 2000 letter agreement between the Company and the Agent is hereby terminated.

     5.8     Reporting.  The Company shall deliver to the Agent and the Lenders
             ---------
the Company's audited financial statements for the 2000 Fiscal Year on the date such financial statements are delivered to or filed with the SEC, but in any event, no later than 30 days after the Sixth Amendment Effective Date.

     5.9     Condition Subsequent.  It shall be an Event of Default, and this
             --------------------
Amendment shall be retroactively ineffective to the date hereof, if the Company shall not have received, within 10 days of the Sixth Amendment Effective Date, Net Cash Proceeds of not less than $2,000,000 of an investment of equity capital or Subordinated Debt, in either case in form and substance satisfactory to the Agent, from GTCR or its Affiliates.

     5.10   Loan Document.  This Amendment is a Loan Document.
            -------------

     5.11   Consent.  Effective the Sixth Amendment Effective Date, the
            -------
undersigned Lenders consent to the issuance of the 2001 Subordinated Note (as defined in the Amended Credit Agreement) and to Amendment No. 4 to the Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company and The Prudential Insurance Company of America.

     SECTION 6  RELEASE OF CLAIMS.  THE COMPANY HEREBY ACKNOWLEDGES AND AGREES
                -----------------
THAT IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF LIABILITY OF THE COMPANY TO REPAY THE AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE AGENT OR ANY LENDER. THE COMPANY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, AND THE AGENT'S AND EACH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR ANY SUCH LENDER, AND THE AGENT'S OR SUCH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS AMENDMENT.

     Delivered as of the day and year first above written.

     U.S. AGGREGATES, INC.


     By: /s/ Morris Bishop
     Title: President


     BANK OF AMERICA, N.A., as Agent


     By: Illegible
     Title: Vice President


     BANK OF AMERICA, N.A., as a Lender and as Issuing Lender


     By: Illegible
     Title: Managing Director


     FLEET NATIONAL BANK (formerly known as BankBoston, N.A.), as a Lender


     By: Illegible
     Title: Senior Vice President


     NATIONAL CITY BANK, as a Lender


     By: Illegible
     Title: Vice President


     BANK OF SCOTLAND, as a Lender


     By: /s/ Joseph Fratus
     Title: Vice President


     IBJ WHITEHALL BANK AND TRUST
     COMPANY, as a Lender


     By: Illegible
     Title: Director


     COMERICA BANK - CALIFORNIA, as a Lender


     By:
     Title:


     ZIONS FIRST NATIONAL BANK, as a Lender


     By: Illegible
     Title: Illegible


     UNION BANK OF CALIFORNIA, N.A., as a
     Lender


     By: Cecilia M. Valente
     Title: Senior Vice President


     PILGRIM PRIME RATE TRUST, as a Lender

     By: Pilgrim Investments, Inc., as its Investment Manager

     By: Illegible
     Title: Assistant Vice President


     SENIOR DEBT PORTFOLIO

     By: Boston Management and Research, as Investment Advisor

     By:
     Title:


     EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

     By: Eaton Vance Management, as Investment Advisor

     By:
     Title:


     EATON VANCE SENIOR INCOME TRUST

     By: Eaton Vance Management, as Investment Advisor

     By:
     Title:


     KZH-HIGHLAND - 2 LLC

     By: Illegible
     Title: Authorized Agent


     ARCHIMEDES FUNDING, LLC

     By: ING Capital Advisors, LLC, as Collateral Manager


     By: Illegible
     Title: Managing Director

     ARCHIMEDES FUNDING III, LLC

     By: ING Capital Advisors, LLC, as Collateral Manager


     By: Illegible
     Title: Managing Director


     SEQUILS-ING 1 (HBDGM), LTD.

     By: ING Capital Advisors, LLC, as Collateral Manager


     By: Illegible
     Title: Managing Director


     BANK ONE, N.A.


     By: /s/ Dennis Warren
     Title: First Vice President


     BRANCH BANKING AND TRUST COMPANY


     By: Illegible
     Title: Vice President

                                    EXHIBIT A
                              FORM OF REAFFIRMATION
                                OF LOAN DOCUMENTS
                                -----------------


                                                            as of April 18, 2001


Bank of America, N.A., as Agent
and the other parties to the Third
Amended and Restated Credit
Agreement referred to below
1455 Market Street
San Francisco, California  94103
Attn:  Agency Management Services #5596


     RE:  REAFFIRMATION OF LOAN DOCUMENTS





Ladies and Gentlemen:

     Please refer to:

     1. The Amended and Restated Security Agreement dated as of June 5, 1998 (the "Security Agreement") among U.S. Aggregates, Inc. (the "Company"), Western
       ------------------                                     -------
Aggregates Holding Corporation, a Delaware corporation, Jensen Construction and Development, Inc., a Nevada corporation, Sandia Construction, Inc., a Nevada corporation, Cox Rock Products Inc., a Utah corporation, Cox Transport Corporation, a Utah corporation, SRM Holdings Corp., a Delaware corporation, SRM Aggregates, Inc., an Alabama corporation, A-Block Company, Inc., an Arizona corporation, A-Block Company, Inc., a California corporation, Mohave Concrete and Materials, Inc., an Arizona corporation, Mohave Concrete and Materials, Inc., a Nevada corporation, Mulberry Rock Corporation, a Georgia corporation, Valley Asphalt, Inc., a Utah corporation, BHY Ready Mix, Inc., a Tennessee corporation, Geodyne Beck Rock Products, Inc., a Utah corporation, Western Rock Products Corp., a Utah corporation, Tri-State Testing Laboratories, Inc., a Utah Corporation, Dekalb Stone, Inc., a Georgia corporation, Bradley Stone & Sand, Inc., a Tennessee corporation, Monroc, Inc., a Delaware corporation, Western Aggregates, Inc., a Utah corporation, Eagle Valley Materials, Inc., Nevada Aggregates, Inc., Bama Crushed Corporation, Grove Materials Corporation and Bank of America, N.A. in its capacity as Agent (in such capacity, the "Agent");
                                                                        -----

     2. The Amended and Restated Guaranty dated as of June 5, 1998 (the "Guaranty") executed in favor of the Agent and various other parties by Western
 --------
Aggregates Holding Corporation, Jensen Construction and Development, Inc., Sandia Construction, Inc., Cox Rock Products Inc., Cox Transport Corporation, SRM Holdings Corp., SRM Aggregates, Inc., A-Block Company, Inc., A-Block Company, Inc., Mohave Concrete and Materials, Inc., Mohave Concrete and Materials, Inc.,

Mulberry Rock Corporation, Valley Asphalt, Inc., BHY Ready Mix, Inc., Geodyne Beck Rock Products, Inc., Western Rock Products Corp., Tri-State Testing
Laboratories, Inc.,  Dekalb Stone, Inc., Bradley  Stone & Sand, Inc.,   Monroc,
Inc., Eagle Valley Materials, Inc., Nevada Aggregates, Inc., Bama Crushed Corporation, Grove Materials Corporation;

     3.     The  following  Pledge  Agreements:

          (a) the Amended and Restated Company Pledge Agreement dated as of June 5, 1998 between the Company and the Agent, and

          (b) the Amended and Restated Subsidiary Pledge Agreement dated as of June 5, 1998 between Western Aggregates Holding Corp., Western Rock Products Corp., SRM Holdings Corp., Southern Ready Mix, Inc., Monroc, Inc., and the Agent,

(all of the foregoing Pledge Agreements, in each case as heretofore amended, being collectively referred to herein as the "Pledge Agreements").
                                                     ------------------

     4. The Patent Security Agreement made as of March 30, 1995 by Cox Rock Products Inc. in favor of the Agent (the "Patent Security Agreement").
                                                  ---------------------------

     5. Each other Loan Document (as defined in the Credit Agreement referred to below).

     The Security Agreement, the Guaranty, the Pledge Agreements, the Patent Security Agreement and the other Loan Documents referred to above, in each case as heretofore amended, are collectively referred to herein as the "Documents".
                                                                     ---------
Capitalized terms not otherwise defined herein will have the meanings given in the Credit Agreement referred to below.

     Each of the undersigned acknowledges that the Company, the Banks and the Agent have executed the Sixth Amendment (the "Amendment") to the Third Amended
                                                ---------
and Restated Credit Agreement dated as of June 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").
                                                      -----------------

     Each of the undersigned hereby (i) confirms that each Document to which such undersigned is a party remains in full force and effect after giving effect to the effectiveness of the Amendment and that, upon such effectiveness, all references in such Document to the "Credit Agreement" shall be references to the Credit Agreement as amended by the Amendment, (ii) acknowledges and agrees that its obligations under the Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever thereto and (iii) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, AND THE AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE FOREGOING AMENDMENT IS EXECUTED, WHICH IT MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR ANY SUCH LENDER, AND THE AGENT'S OR SUCH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT, AND NEGOTIATION AND EXECUTION OF THE FOREGOING AMENDMENT.

     The letter agreement may be signed in counterparts and by the various parties as herein on separate counterparts. This letter agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     U.S.  AGGREGATES,  INC.

     By:_______________________________
     Title:____________________________


     SRM HOLDINGS CORP.

     By:________________________________
     Title:_____________________________


     WESTERN AGGREGATES HOLDING CORP.

     By:________________________________
     Title:_____________________________


     WESTERN ROCK PRODUCTS CORP.

     By:________________________________
     Title:_____________________________


     JENSEN CONSTRUCTION & DEVELOPMENT, INC.

     By:________________________________
     Title:_____________________________

     SANDIA CONSTRUCTION, INC.

     By:________________________________
     Title:_____________________________


     TRI-STATE TESTING LABORATORIES, INC.

     By:________________________________
     Title:_____________________________

     MOHAVE CONCRETE AND MATERIALS, INC.,
     a Nevada corporation

     By:________________________________
     Title:_____________________________


     MOHAVE CONCRETE AND MATERIALS, INC.,
     an Arizona corporation

     By:________________________________
     Title:_____________________________


     A-BLOCK COMPANY, INC.,
     an Arizona corporation

     By:________________________________
     Title:_____________________________


     A-BLOCK COMPANY, INC.,
     a California corporation

     By:________________________________
     Title:_____________________________

     COX ROCK PRODUCTS, INC.

     By:________________________________
     Title:_____________________________


     COX TRANSPORT CORPORATION

     By:________________________________
     Title:_____________________________


     VALLEY ASPHALT, INC.

     By:________________________________
     Title:_____________________________


     GEODYNE BECK ROCK PRODUCTS, INC.

     By:________________________________
     Title:_____________________________


     SRM AGGREGATES, INC.

     By:________________________________
     Title:_____________________________


     DEKALB STONE, INC.

     By:________________________________
     Title:_____________________________


     MULBERRY ROCK CORPORATION

     By:________________________________
     Title:_____________________________

     BHY READY MIX, INC.

     By:________________________________
     Title:_____________________________


     BRADLEY STONE & SAND, INC.

     By:________________________________
     Title:_____________________________


     MONROC, INC.

     By:________________________________
     Title:_____________________________


     WESTERN AGGREGATES, INC.

     By:________________________________
     Title:_____________________________


     EAGLE VALLEY MATERIALS, INC.

     By:________________________________
     Title:________________________

     NEVADA AGGREGATES, INC.

     By:________________________________
     Title:_____________________________

     BAMA CRUSHED CORPORATION

     By:________________________________
     Title:__________________________

     GROVE MATERIALS CORPORATION

     By:________________________________
     Title:_____________________________
______

ACKNOWLEDGED AND AGREED
as of the date first written above

BANK OF AMERICA, N.A., as Agent


By:________________________________
Title:_______________________________

                                    EXHIBIT B

                             PERFECTION CERTIFICATE

     The undersigned, an authorized officer of [Entity's Name] (the "Debtor"), on behalf of the Debtor in connection with the Third Amended and Restated Credit Agreement (as amended, the "Credit Agreement") dated as of June 5, 1998 among U.S. Aggregates, Inc., Bank of America, N.A., as Agent, and the Lenders named therein, hereby certifies as follows:

     1.     Corporate Information:
            ---------------------

     a.     The Debtor's true and correct legal name is:

     b.     The Debtor is organized under the laws of the State of:

     c.     The Debtor's federal tax identification number is:

     2.     Addresses and Places of Business:
            --------------------------------

     a. The Debtor has the following "places of business" (within the meaning of sections 9-103(3)(d) and 9-401(1) of the Uniform Commercial Code in effect in the State of Illinois (the "UCC")):

     b. The Debtor's "chief executive office" (within the meaning of UCC 9-103(3)(d)) is, and at all times in the last four months, has been:

     c. Within the last four months, the Debtor previously had places of business at the following addresses or in the following counties:

     3.     Location of Goods and Tangible Property:
            ---------------------------------------

     a. The following is a complete list of all addresses or counties (not already listed in item 2 above) in which the Debtor keeps any goods or other tangible property.

     b. None of the Debtor's goods or other tangible property (other than "mobile goods" within the meaning of UCC 9-103(3) or inventory in transit) has, during the four months preceding the date hereof, been located at any place other than the addresses listed in Items 2 and 3(a) above, except:

     4.     Names:
            -----

     a. The Debtor has not, during the last four months, had any other legal name or been the subject of any merger or other corporate reorganization, except:

     b. The Debtor has not, during the four months preceding the date hereof, used or been known by any trade names, except:

     c. Except as disclosed in item 4(a), the Debtor has not at any time during its existence [as an affiliate of U.S Aggregates, Inc.] had any other legal name or been the subject of any merger or other corporate reorganization, except:

     d. Except as disclosed in item 4(b), the Debtor has not at any time during its existence [as an affiliate of U.S Aggregates, Inc.] used or been known by any trade names, except:

     5.     Assets Acquired from Others: During the last six months, all of the
            ---------------------------
Debtor's tangible personal property was acquired in transactions in which the Debtor was a "buyer in the ordinary course of business" as defined in UCC 1-201, except:

(Please provide appropriate documentation showing releases of any liens, or provide the name of the seller and location of the property at the time of sale for any listed items.)

     6.     Intellectual Property:  Schedule I hereto is a complete listing of
            ---------------------   ----------
all of such Debtor's Intellectual Property which is subject to registration statutes.

     IN WITNESS WHEREOF, this certificate has been duly executed as of the day and year first above written.

     [ENTITY NAME]
     -------------


     By:
     Title:

SCHEDULE I - INTELLECTUAL PROPERTY
----------

  ISSUED PATENTS
  --------------
  COUNTRY     TITLE     CO. NAME HELD IN      PATENT/SERIAL NO.      ISSUE DATE

  PENDING PATENT APPLICATIONS

  COUNTRY     TITLE     CO. NAME HELD IN      PATENT/SERIAL NO.     FILING DATE

  TRADEMARKS
  ----------


  REGISTERED TRADEMARKS AND SERVICE MARKS
  ---------------------------------------
  MARK      TITLE      CO. NAME HELD IN       PATENT/SERIAL NO.     ISSUE DATE

  PENDING TRADEMARKS AND SERVICE MARK APPLICATIONS

  MARK      TITLE      CO. NAME HELD IN       PATENT/SERIAL NO.   FILING DATES


  COPYRIGHTS
  ----------

  REGISTERED COPYRIGHTS
  ---------------------
  COPYRIGHT NAME   REGISTRATION NO.   ISSUE DATE    COUNTRY   CO. NAME HELD IN


  PENDING APPLICATIONS FOR COPYRIGHT REGISTRATION

  COPYRIGHT NAME   REGISTRATION NO.   ISSUE DATE    COUNTRY   CO. NAME HELD IN




     EXHIBIT R

     FORM OF BORROWING BASE CERTIFICATE
     ----------------------------------

To:  Bank of America, as Agent

Ladies and Gentlemen:

Please refer to the Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended or otherwise modified from time to time, the "Credit
                                                                  ------
Agreement") among U.S. Aggregates, Inc. (the "Company"), various financial
---------                                     -------
institutions and Bank of America, N.A., as agent. This certificate (this "Certificate"), together with supporting calculations attached hereto, is
 -----------
delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Company hereby certifies and warrants to the Agent and the Lenders that at the close of business on ______________, ____ (the "Calculation Date"), the
                                                    ----------------
Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, 200__.

U.S. AGGREGATES, INC.


By:___________________________
Title:___________________________

                     SCHEDULE TO BORROWING BASE CERTIFICATE
                         Dated as of [_________________]



1. Gross Receivables     $_________

2.  Item 1 times 75%     $_________

3.  Gross Inventory     $_________

4.  Item 3 times 50%     $_________

5.  Borrowing Base
     [Item 2 plus Item 2]     $_________

6.  Lesser of Item 5 and
     the Revolving Commitments     $_________

7.  Revolving Outstandings     $_________

8.  Net Availability
     [Excess of Item 6 over Item 7]     $_________

9.  Required Prepayment
     [Excess of Item 7 over Item 6]     $_________

                               SCHEDULE I
                              SUBSIDIARIES


                Name of Subsidiary                    State of
                                                   Incorporation
                ------------------                 -------------



   Western Aggregates Holding Corp.                   Delaware


   SRM Holdings Corp.                                 Delaware


   A-Block Company, Inc. [Arizona corporation]        Arizona


   A-Block Company, Inc. [California                 California
   corporation]

   Cox Rock Products, Incorporated                      Utah


   Cox Transport Corporation                            Utah


   Mohave Concrete and Materials, Inc. [Arizona       Arizona
   corporation]

   Mohave Concrete and Materials, Inc. [Nevada         Nevada
   corporation]

   Western Rock Products Corporation                    Utah


   Valley Asphalt, Inc.                                 Utah


   Tri-State Testing Laboratories, Inc.                 Utah


   Geodyne Beck Rock Products, Inc.                     Utah


   Monroc, Inc.                                       Delaware


   Western Aggregates, Inc.                             Utah


   Jensen Construction & Development, Inc.             Nevada


   Sandia Construction, Inc.                           Nevada


   Eagle Valley Materials, Inc.                         Utah


   Nevada Aggregates, Inc.                             Nevada


   SRM Aggregates, Inc.                               Alabama


   DeKalb Stone, Inc.                                 Georgia


   Mulberry Rock Corporation                          Georgia


   Bradley Stone & Sand, Inc.                        Tennessee


   BHY Ready Mix, Inc.                               Tennessee


   Bama Crushed Corporation                           Alabama


   Grove Materials Corporation                        Georgia